Exhibit 15.1

KPMG Auditores Independentes

Rua do Passeio, 38, setor 2, 17º andar - Centro

20021-290 - Rio de Janeiro - RJ

Caixa Postal 2888—CEP 20001-970 - Rio de Janeiro/RJ - Brasil

Telefone +55 (21) 2207-9400, Fax +55 (21) 2207-9000

www.kpmg.com.br

May 8, 2019

Petróleo Brasileiro S.A. - Petrobras

Avenida República do Chile 65

Rio de Janeiro – RJ

Re: Registration Statement on Form F-3 dated May 8, 2019 (the “Registration Statement”)

With respect to the Registration Statement, we acknowledge our awareness of the use and incorporation by reference therein of our report dated May 7, 2019 related to our review of interim financial information included in Petrobras’s Form 6-K furnished to the Securities and Exchange Commission on May 8, 2019.

Pursuant to Rule 436 under the U.S. Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes
KPMG Auditores Independentes
Rio de Janeiro, Brazil

KPMG Auditores Independentes, uma sociedade

simples brasileira e firma-membro da rede KPMG

de firmas-membro independentes e afiliadas à

KPMG International Cooperative (“KPMG

International”), uma entidade suíça.

KPMG Auditores Independentes, a Brazilian entity

and a member firm of the KPMG network of

independent member firms affiliated with KPMG

International Cooperative (“KPMG International”),

a Swiss entity.